EXHIBIT (A)(33)

                                    IVY FUND

                          Ivy International Value Fund

                      (Formerly Ivy International Fund II)

                Redesignations of Series of Shares of Beneficial
              Interest and Redesignations of Classes of Shares of
                  Beneficial Interest, No Par Value Per Share

         I, James W. Broadfoot, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, DO HEREBY CERTIFY that, at a meeting held on August 24, 2000, the Trustees of the Trust (the "Trustees"), acting pursuant to
Article III and Article IV of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), duly approved and adopted the following resolutions as actions of the Trustees:

         RESOLVED, that the name of Ivy International Fund II (the "Fund") be, and it hereby is, changed to Ivy International Value Fund;

         FURTHER RESOLVED, that the Fund's Class A, Class B, Class C and Advisor Class shares be, and they hereby are, redesignated as "Ivy International Value Fund - Class A", "Ivy International Value Fund - Class B", "Ivy International Value Fund - Class C", and "Ivy International Value Fund - Advisor Class", respectively; and

         FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that the disclosure documents relating to the Fund are amended to reflect its name change.

         IN WITNESS WHEREOF, I have signed this Amendment this 25th day of September, 2000.

                                      /s/ JAMES W. BROADFOOT
                                      ------------------------
                                      James W. Broadfoot, as Trustee


The above signature is the true and correct signature of James W. Broadfoot, Trustee of the Trust.

                                        /s/ PAULA K. WOLFE
                                     ------------------------
                                      Name:  Paula K. Wolfe
                                     Title:  Assistant Secretary